Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Media Contact: Alecia Pulman 646.277.1200

Jamba, Inc. Announces Paul Coletta to Step Down as

Chief Marketing and Brand Officer

Emeryville, CA — December 23, 2008 — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) today announced that by mutual agreement, Paul Coletta, senior vice president, chief marketing and brand officer, will step down to pursue other interests.

“Paul was an integral part of driving Jamba’s national brand recognition. We want to thank Paul for his contributions to Jamba and wish him well in his future,” stated James White, president and chief executive officer, Jamba, Inc. Mr. Coletta’s responsibilities will be assumed by existing management and team members.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. JAMBA JUICE is the leading blender of fruit and other naturally healthy ingredients. Founded in 1990, Jamba strives to inspire and simplify healthy living for its customers and employees. As of October 7, 2008, JAMBA JUICE had 749 stores, of which 520 were company-owned and operated. For the nearest location or a complete menu including our breakfast smoothies with organic granola, please call: 1-866-4R-FRUIT or visit the JAMBA JUICE website at www.jamba.com.

Forward-looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The companies do not assume any obligation to update the information contained in this press release.